UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2015

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On June 24, 2015, Equity Residential (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders were asked to consider and vote upon the proposals described in the Company’s Proxy Statement for the Annual Meeting (the “Proxy Statement”). The final voting results for each matter submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1 – Election of Trustees

All twelve of the nominees for Trustees were elected to serve for a one-year term which expires at the Company’s 2016 annual meeting of shareholders and until their respective successors are duly elected and qualified, by the votes set forth below.

Nominee	For	Withheld
John W. Alexander	317,112,131	3,570,334
Charles L. Atwood	317,967,447	2,715,018
Linda Walker Bynoe	315,859,605	4,822,860
Mary Kay Haben	319,576,511	1,105,954
Bradley A. Keywell	319,477,491	1,204,974
John E. Neal	319,994,604	687,861
David J. Neithercut	318,905,986	1,776,479
Mark S. Shapiro	316,109,024	4,573,441
Gerald A. Spector	311,396,120	9,286,345
Stephen E. Sterrett	320,000,931	681,534
B. Joseph White	316,828,707	3,853,758
Samuel Zell	307,785,066	12,897,399

There were 10,147,091 broker non-votes with respect to Proposal 1.

Proposal 2 – Ratification of Independent Auditor for 2015

The appointment of Ernst & Young LLP as the Company’s independent auditor for 2015 was ratified by the shareholders, by the votes set forth below.

For	328,084,308
Against	2,486,316
Abstain	258,932

Proposal 3 – Advisory Approval of Executive Compensation

The shareholders approved, on an advisory basis, the executive compensation in the Proxy Statement, by the votes set forth below.

For	304,343,835
Against	15,846,419
Abstain	492,211
Broker Non-Votes	10,147,091

Proposal 4 – Shareholder Proposal regarding Proxy Access

The shareholders approved, on an advisory basis, the shareholder proposal regarding proxy access, by the votes set forth below.

For	179,461,943
Against	140,706,616
Abstain	513,906
Broker Non-Votes	10,147,091

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: June 25, 2015	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel